                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                  Form  8-K/A
                                AMENDMENT NO. 1
                               TO CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    Of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 30, 2001


                            SEMOTUS SOLUTIONS, INC.
                         (Formerly Datalink.net, Inc.)

               - - - - - - - - - - - - - - - - - - - - - - - -
            (Exact Name of Registrant as Specified in its Charter)

          Nevada                       0-21069                  36-3574355
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)

      1735 Technology Drive, Suite 790, San Jose, California       95110
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)               (Zip Code)


                                (408) 367-1700
              --------------------------------------------------
             (Registrant's Telephone Number, including area code)

ITEM 7.  Financial Statements and Exhibits.

     As reported in the Current Report on Form 8-K filed on May 30, 2001, by Semotus Solutions, Inc. ("Semotus"), Semotus acquired 100% of the issued and outstanding capital stock of Application Design Associates, Inc. (the "Company"), for two hundred and fifty thousand (250,000) shares of Semotus Solutions' common stock on May 15, 2001. Semotus may also issue additional shares over the following three years, pursuant to an earn-out arrangement and/or a price guarantee on Semotus' common stock.

     Semotus hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required pursuant to Item 7 of Form 8-K with respect to the acquisition:

          (a) Financial Statements of Business Acquired. The audited financial statements of Application Design Associates are set forth beginning on page 3 of this report.

                   Report of Independent Certified Public Accountants

                   Balance Sheet

                   Statement of Operations

                   Statement of Shareholders' Equity (Deficiency)

                   Statement of Cash Flows

                   Notes to Financial Statements

          (b) Pro forma financial information. The pro forma financial information including Application Design Associates is set forth beginning on page 14 of this report.

                   Unaudited Pro Forma Condensed Financial Information

                   Unaudited Pro Forma Condensed Consolidated Balance Sheet

                   Unaudited Pro Forma Condensed Consolidated Statement of Operations

                   Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

          (c)  Exhibits. The following exhibits are filed with this report:


          Exhibit Number      Description
          --------------      ---------------
          2.1+                Merger Agreement by and among Semotus Solutions,
                              Inc., Application Design Associates, Inc., ADA
                              Acquisition, Inc. and John Hibben
          2.2+                Registration Rights and Lock Up Agreement by and
                              among Semotus Solutions, Inc. and John Hibben

          + Incorporated by reference to the Registrant's Form 8-K filed on May
            30, 2001.

Report of Independent Certified Public Accountants


The Board of Directors and Shareholders of
Application Design Associates, Inc.

We have audited the accompanying balance sheet of Application Design Associates, Inc. (An S Corporation) as of December 31, 2000, and the related statements of operations, shareholders' equity (deficiency), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Application Design Associates, Inc. as of December 31, 2000, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ BDO Seidman, LLP
-------------------------------------------
BDO Seidman, LLP

San Jose, California
July 13, 2001

                     APPLICATION DESIGN ASSOCIATES, INC.
                                 BALANCE SHEET
December 31, 2000
--------------------------------------------------------------------------------
Assets

Current:
         Cash and cash equivalents (Note 9)                      $       45,600
         Accounts receivable                                            357,400
         Prepaid expenses and other assets                               40,800
--------------------------------------------------------------------------------

Total Current Assets                                                    443,800

Restricted Investment (Notes 6 and 10)                                  162,400
Property and Equipment, net (Note 3)                                     48,000
Capitalized Software Development Cost, net                               29,300
Deposits                                                                  5,200
--------------------------------------------------------------------------------
                                                                 $      688,700
================================================================================

Liabilities and Shareholders' Deficiency

Current Liabilities:
         Bank borrowings (Note 4)                                $       55,000
         Accounts payable                                               100,600
         Accrued expenses (Note 5)                                       19,600
         Current portion, long-term debt (Notes 6, 10 and 11)            67,000
         Obligations under capital lease (Note 7)                         6,400
         Deferred Revenues                                              270,100
--------------------------------------------------------------------------------

Total Current Liabilities                                               518,700

Long-term Debt, less current portion (Notes 6, 10 and 11)               691,600
--------------------------------------------------------------------------------

Total Liabilities                                                     1,210,300
--------------------------------------------------------------------------------

Commitments and Contingencies (Notes 7, 9, and 10)

Shareholders' Deficiency (Notes 2, 6, 10, and 11):
         Common stock, no par value; 50,000 shares authorized;
               10,000 shares issued and outstanding                      37,500

         Notes receivable - related party                              (599,400)
         Retained earnings                                               40,300
--------------------------------------------------------------------------------

Total Shareholders' Deficiency                                         (521,600)
--------------------------------------------------------------------------------

                                                                 $      688,700
================================================================================


See accompanying notes to financial statements.

                     APPLICATION DESIGN ASSOCIATES, INC.
                            STATEMENT OF OPERATIONS

Year Ended December 31, 2000
--------------------------------------------------------------------------------

Revenues (Note (9):
         Hardware                                                $      757,000
         Software                                                       200,100
         Services and maintenance                                     1,115,300
--------------------------------------------------------------------------------

                                                                      2,072,400
--------------------------------------------------------------------------------

Cost of Revenues:
         Hardware                                                       614,200
         Software                                                        84,300
         Services and maintenance                                       396,600
--------------------------------------------------------------------------------

                                                                      1,095,100
--------------------------------------------------------------------------------

Gross Profit                                                            977,300
--------------------------------------------------------------------------------

Operating Expenses:
         Research and development                                       202,700
         Selling, general, and administrative                           723,600
--------------------------------------------------------------------------------

Total Operating Expenses                                                926,300
--------------------------------------------------------------------------------

Income From Operations                                                   51,000
--------------------------------------------------------------------------------

Other Income (Expense):
         Interest income                                                  7,300
         Interest expense                                               (17,600)
--------------------------------------------------------------------------------

Total Other Expense, net                                                (10,300)
--------------------------------------------------------------------------------

Net Income                                                       $       40,700
================================================================================

See accompanying notes to financial statements.

                      APPLICATION DESIGN ASSOCIATES, INC.
                STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                                      Common
                                       Stock
                                ------------------------        Notes          Retained
                                  Shares         Amount      Receivable        Earnings         Total
-------------------------------------------------------------------------------------------------------
Balances, December 31, 1999,
  as previously reported          10,000      $  37,500            --         $ 27,200     $    64,700
Correction of errors (Note 2)         --             --            --           59,800          59,800
-------------------------------------------------------------------------------------------------------

Balances December 31, 1999,
  as restated                     10,000         37,500                         87,000         124,500
Cash dividends                        --             --            --          (87,400)        (87,400)
Note receivable from
  shareholder (Notes 6, 10
  and 11)                             --             --       (607,200)             --        (607,200)
Repayment of note receivable          --             --          7,800              --           7,800

Net income                            --             --             --          40,700          40,700
-------------------------------------------------------------------------------------------------------

Balances, December 31, 2000       10,000      $  37,500       (599,400)       $ 40,300     $  (521,600)
=======================================================================================================

See accompanying notes to financial statements.

                     APPLICATION DESIGN ASSOCIATES, INC.
                            STATEMENT OF CASH FLOWS


Year Ended December 31, 2000
--------------------------------------------------------------------------------
Cash Flows From Operating Activities:
            Net Income                                              $   40,700
            Adjustments to reconcile net income to net cash
            provided by (used in) operating activities:
                 Interest earned from restricted cash                   (5,200)
                 Depreciation and amortization                          34,800
                 Changes in operating assets and liabilities:
                        Accounts receivable                           (123,900)
                        Prepaid expenses and other assets               16,000
                        Accounts payable                                59,700
                        Accrued expenses                               (60,100)
                        Deferred revenue                               112,100
--------------------------------------------------------------------------------

Net Cash Provided By Operating Activities                               74,100
--------------------------------------------------------------------------------

Cash Flows From Investing Activities:
            Payments to acquire property and equipment                  (3,800)
--------------------------------------------------------------------------------

Net Cash Used In Investing Activities                                   (3,800)
--------------------------------------------------------------------------------

Cash Flows From Financing Activities:
            Proceeds from bank borrowings                              125,000
            Repayments of bank borrowings                              (80,000)
            Repayments of long-term debt                               (35,000)
            Repayments of obligations under capital lease              (10,100)
            Repayments of shareholder notes receivable                   7,800
            Dividends paid to shareholders                             (87,400)
--------------------------------------------------------------------------------

Net Cash Used In Financing Activities                                  (79,700)
--------------------------------------------------------------------------------

Net Decrease in Cash and Cash Equivalents                               (9,400)

Cash and Cash Equivalents, beginning                                    55,000
--------------------------------------------------------------------------------

Cash and Cash Equivalents, ending                                       45,600
================================================================================

Supplemental Disclosure of Cash Flow Information:
            Cash paid during the year for:
                  Interest                                          $   17,600
            Non-cash financing activities:
                  Assumption of President's note payable to
                     bank in exchange for note receivable
                     (Notes 6, 10 and 11)                           $  607,200
================================================================================

See accompanying notes to financial statements.

                      APPLICATION DESIGN ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  The Company

Application Design Associates, Inc. (the Company), a Colorado S corporation, was incorporated on March 28, 1986. The Company is a solution provider of equipment-centric asset management and customer service management software.
Its vending maintenance system and auto tech link remote handheld software combine to provide a complete solution for automation of customer call centers, dispatching, equipment deployment, servicing, parts inventory, replenishment and invoicing aspects of an equipment repair operation while interfacing to existing corporate business functions and existing ERP solutions.

    (b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c)  Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     (d)  Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets, generally ranging from five to seven years.

     (e)  Capitalized Software Costs

Costs incurred internally in creating computer software products to be sold, leased, or otherwise marketed are charged to expense when incurred as research and development until technological feasibility has been established for the product. Thereafter, such costs are capitalized until the product is available for general release to customers. Capitalized costs are amortized based on either estimated current and future revenue for each product or straight-line amortization over the shorter of three years or the remaining estimated life of the product, whichever produces the higher expense for the period. As of December 31, 2000, capitalized costs aggregated $43,900 with accumulated amortization of $14,600.

     (f) Revenue Recognition and Deferred Revenue

Under Statement of Position (SOP) 97-2, "Software Revenue Recognition", revenue earned on software arrangements involving multiple elements is allocated to each element arrangement based on the relative fair values of the elements. If there is no evidence of the fair value for all the elements in a multiple element arrangement all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. In accordance with SOP 97-2, the Company recognizes revenue from the sale of software licenses when all the following conditions are met:

 . Persuasive evidence of an arrangement exists, . Delivery has occurred, or services have been rendered, and no significant obligations remain,
 . The price to the buyer is fixed or determinable, and . Collectibility is reasonably assured.

Revenue from the sale of maintenance agreements is recognized ratably over the term of the agreement, consulting and other services, during the period the services are performed. Customer deposits or prepayments are recorded as deferred revenue until services are performed or goods are delivered. Deferred revenue as of December 31, 2000, was $270,100.

     (g) Advertising Costs

The cost of advertising is expensed as incurred. Advertising costs for the year ended December 31, 2000 aggregated $2,300.

     (h) Long-Lived Assets

The Company periodically reviews its long-lived assets and certain identifiable intangibles for impairment. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company writes the asset down to its net realizable value.

     (i) Income Taxes

The Company elected under the provisions of the Internal Revenue Code to be taxed as an S corporation. As a result, income and losses of the Company are passed through to the shareholders for income tax purposes. Accordingly, no provision has been made for income taxes.

     (j) Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents:

     The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

     Short term debt:

     The fair value of short-term debt approximates cost because of the short period of time to maturity.

     Long-term debt:

     The fair value of long-term debt is estimated based on current interest rates available to the Company for debt instruments with similar terms and remaining maturities.

     As of December 31, 2000, the fair values of the Company's financial instruments approximate their historical carrying amounts.

     (k) Adoption of New Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 as amended by SFAS Nos. 137 and 138, requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

In December 1999, the Securities and Exchange Commission (SEC) staff released Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in the financial statements. SAB 101 did not have a material affect on the Company's financial results upon adoption on July 1, 2000.

(2)  RESTATEMENT OF FINANCIAL DATA

During the year ended December 31, 2000, a restatement was made to the retained earnings of the Company to reflect the capitalization of software development costs and certain adjustments due to improper recognition of revenues in the year ended December 31, 1999. The adjustment to capitalize software development costs decreased 1999 research and development expenses by $43,900. The adjustments due to improper revenue recognition decreased 1999 revenues and cost of revenues by $40,900 and $56,800, respectively. The aggregate of these adjustments resulted in an increase to retained earnings of $59,800 as of December 31, 1999.

(3)  PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31, 2000, follows:

--------------------------------------------------------------------
Equipment                                                 $ 134,900
Furniture and fixtures                                       21,700
Demonstration software                                       12,900
--------------------------------------------------------------------
                                                            169,500
Less accumulated depreciation and amortization              121,500
--------------------------------------------------------------------
                                                          $  48,000
====================================================================

          Equipment included above under capital lease obligations aggregated $20,700 in 2000, with related accumulated amortization of $6,200.

(4)  BANK BORROWINGS

The Company has a $200,000 revolving line of credit with a bank, which expires on November 12, 2001, bears interest at the bank's prime rate (10.5% at December 31, 2000) plus 1%, is secured by substantially all assets of the Company and certain assets owned by the President of the Company, and is guaranteed by the President of the Company. The line of credit requires the Company to comply with certain covenants, which the Company was in compliance with as of December 31, 2000. The Company had $145,000 available on this line of credit as of December 31, 2000.

(5)  ACCRUED EXPENSES

A summary of accrued expenses as of December 31, 2000, follows:

--------------------------------------------------------------------
Payroll and related expenses                              $  16,100
Sales and use taxes payable                                   3,500
--------------------------------------------------------------------
                                                          $  19,600
====================================================================

(6)  LONG-TERM DEBT

A summary of long-term debt as of December 31, 2000, follows:

Note payable to bank, with interest at 9.5%
     due in monthly installments of $3,300
     through November 2003, secured by
     substantially all assets of the Company
     and certain assets owned by the President
     of the Company, and guaranteed by the
     President of the Company (Note 11)                             $   154,900
Note payable to bank, in connection with the purchase
     by the President of the remaining 50% of the Company's
     common stock, with interest at 11% due in monthly
     installaments of $8,400 through September 2005,
     secured by substantially all assets of the Company
     and certain assets owned by the President of the
     Company and co-signed by the President (Notes 10
     and 11)                                                        $   599,400
Equipment note payable, with interest at 10.9%,
     due in monthly installments of $400 through
     January 2002, secured by related equipment                           4,300
--------------------------------------------------------------------------------

                                                                        758,600
Less current portion                                                     67,000
--------------------------------------------------------------------------------
                                                                    $   691,600

     Principal repayments of long-term debt are due as follows (Note 11):


Years ended December 31,
------------------------------------------------------------
2001                                            $    67,000
2002                                                 69,600
2003                                                146,900
2004                                                 51,400
2005                                                423,700
------------------------------------------------------------

                                                $   758,600

     Restricted Investment

     In connection with the note payable to bank, the Company invested $91,100 in certificates of deposit with its financial institution. These certificates of deposit are required to be held as security for the note. The Company recorded the certificates of deposit as restricted investments (Note 10).

(7)  COMMITMENTS AND CONTINGENCIES

The Company leases its facility and certain equipment under operating leases. The facility lease, which expires January 31, 2003, requires the Company to pay certain maintenance and operating expenses such as utilities, property taxes and insurance costs. Rent expense related to these leases was $92,000 for the year ended December 31, 2000.

A summary of the future minimum lease payments under capitalized leases together with the present value of such minimum lease payments and future minimum lease payments required under non-cancelable operating leases with terms in excess of one year follows:


                                                 Capitalized        Operating
Years ended December 31,                           Leases             Lease
------------------------------------------------------------------------------
2001                                               $   7,600       $   86,300
2002                                                      --           87,600
2003                                                      --            7,300
------------------------------------------------------------------------------

Future minimum lease payments                          7,600       $  181,200
                                                                 =============
Less amount representing interest
     (13.8%)                                           1,200
---------------------------------------------------------------

Present value of future minimum
     lease payments                                $   6,400
===============================================================

(8)  DEFINED CONTRIBUTION PLAN

The Company has adopted a simplified employee pension plan (the Plan) such that all employees were eligible to participate in the Plan and to be entitled to an allocation of employer contributions after employed in at least 3 years of the immediately preceding 5 years and attaining the age of 21. Employer contributions are discretionary and limited to the maximum amount allowable under the provisions of the Internal Revenue Code. No contribution was made in the year ended December 31, 2000.

(9)  CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions and, by policy, limits the amounts of credit exposure to any one financial institution. As of December 31, 2000, the Company has cash investments with banks that exceed the Federal Deposit Insurance Corporation limit by approximately $90,900.

A significant portion of the Company's accounts receivable are derived from beverage bottling companies with the remainder spread across many other customers in various industries. The Company believes any risk of accounting loss is significantly reduced due to provision being made at the date of sale for allowances and its geographic sales areas. The Company performs credit evaluation of its customers' financial condition whenever necessary. The Company generally does not require cash collateral or other security to support customer receivables.

For the year ended December 31, 2000, three customers accounted for 42%, 17%, and 14% of net revenue, with accounts receivable of $38,700, $73,700, and $60,800 as of December 31, 2000, respectively.

(10)  SHAREHOLDERS' EQUITY (DEFICIENCY)

On September 18, 2000, the President of the Company, a 50% shareholder, acquired 5,000 shares of common stock, which represented the remaining 50% of the Company's outstanding common stock, for $600,000. In connection with the transaction, the President and the Company entered into a promissory note payable to the Company's bank for $607,200, with interest at 11% due in monthly installments of $8,400 through September 15, 2005 (Note 6). The note is secured by substantially all assets of the Company and certain assets owned by the President of the Company, and guaranteed by the President of the Company. As of December 31, 2000, the note had principal and interest outstanding in the amount of $599,400.

As of December 31, 2000, the Company has $162,400 in certificates of deposit with its financial institution that is required to be held as security for both the President's note above and the Company's note payable discussed in Note 6. The Company recorded the certificates of deposit as restricted investments.

During 2000, the Company paid certain personal expenses for its shareholders, including repayment of the note payable described above. The Company recorded these payments as dividends to the shareholders.

(11) SUBSEQUENT EVENTS

In May 2001, the Company entered into an agreement to sell all its outstanding common stock to Semotus Solutions, Inc. (Semotus), a Nevada corporation, in exchange for 250,000 shares of Semotus common stock, accounted for under the purchase method. The shareholder of the Company has a right to contingent purchase consideration based upon operating performance for which an additional 750,000 shares of Semotus common stock may be issued over the next three years should revenue targets be met. Further, up to a maximum of 1,000,000 shares may be issued if by the end of the third year, the Semotus common stock price has not reached $5.00 per share. Effective May 15, 2001, the Company became a wholly owned subsidiary of Semotus.

Subsequent to the merger, the $599,400 note payable to the bank (Notes 6 and 10) was amended so that the Company was no longer named as a guarantor and its assets no longer held as collateral for the note.

In May 2001, the Company repaid the remaining balance of the $154,900 note payable to the bank, as described in Note 6.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On May 15, 2001, Semotus Solutions, Inc., a Nevada corporation ("Semotus") acquired Application Design Associates, Inc., a Colorado S-Corporation ("ADA"). ADA is a solution provider of equipment-centric asset management and customer service management software.

Semotus issued an aggregate of 250,000 shares of its common stock in exchange for all the outstanding stock of ADA. ADA had no options or rights to purchase its stock outstanding at the time of the acquisition. The shareholder of ADA has a right to contingent purchase consideration based upon operating performance for which an additional 750,000 shares of Semotus common stock may be issued over the next three years should revenue targets be met. Further, up to a maximum of 1,000,000 shares may be issued if by the end of the third year, the Semotus common stock price has not reached $5.00 per share.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of ADA's operations included in Semotus's consolidated financial statements from the date of the acquisition.

The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of the acquisition on Semotus's financial position and results of operations. The unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of Semotus and ADA as of March 31, 2001 and December 31, 2000, respectively, and assumes that the acquisition took place on the balance sheet date. The unaudited pro forma condensed consolidated statement of operations is based on the historical statements of operations of Semotus and ADA for the years ended March 31, 2001 and December 31, 2000, respectively. The pro forma condensed consolidated statement of operations assume the acquisition took place at the beginning of Semotus's fiscal year.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ. The unaudited pro forma condensed consolidated statement of operations may not be indicative of the actual results which would have been obtained if the acquisition had occurred at the beginning of Semotus's fiscal year.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with Semotus's historical financial statements and notes thereto contained in the Company's March 31, 2001 Annual Report on Form 10-KSB and the financial statements of ADA presented herein.


                                                                  SEMOTUS SOLUTIONS, INC.
                                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                               Historical
                                               ------------------------------------------
                                                   Semotus                    ADA
                                                  March 31,                December 31,
                                                    2001                      2000              Adjustments             Pro Forma
                                               -------------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                      $  7,844,042            $     45,600           $         -            $  7,889,642
  Restricted cash                                     694,222                       -                     -                 694,222
  Trade and other receivables                         705,350                 357,400                     -               1,062,750
  Inventory                                           387,547                       -                     -                 387,547
  Prepaid expenses                                    155,959                  40,800                     -                 196,759
                                               -------------------------------------------------------------------------------------


TOTAL CURRENT ASSETS                                9,787,120                 443,800                     -              10,230,920

RESTRICTED INVESTMENT                                       -                 162,400                     -                 162,400
PROPERTY AND EQUIPMENT, net                           977,678                  48,000                     -               1,025,678

GMP INTELLECTUAL PROPERTY, net                      5,780,000                       -                     -               5,780,000
GOODWILL, net                                       4,760,746                       -             1,172,200  (1)          5,932,946

OTHER ASSETS                                          464,417                  34,500                                       498,917
                                               -------------------------------------------------------------------------------------

TOTAL ASSETS                                     $ 21,769,961            $    688,700           $ 1,172,200            $ 23,630,861
                                               =====================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Bank borrowings                                  $          -            $     55,000           $         -            $     55,000
Accounts payable                                      626,830                 100,600                     -                 727,430
Accrued expenses and other current
 liabilities                                          228,340                  19,600                     -                 247,940
Current portion, long-term debt                       694,222                  67,000               (37,300) (3)            724,222
Current portion of capital lease obligation            38,222                   6,400                     -                  44,622
Current portion of advances on technology
 sales                                                307,390                       -                     -                 307,390
Deferred revenues                                     111,333                 270,100                     -                 381,433
                                               -------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                           2,006,337                 518,700                     -               2,488,037

LONG-TERM DEBT, less current portion                        -                 691,600              (562,400) (3)            129,200
CAPITAL LEASE OBLIGATION, less
 current portion                                       63,447                       -                     -                  63,447
ADVANCES ON TECHNOLOGY SALES,
 less current portion                                 835,170                       -                     -                 835,170
                                               -------------------------------------------------------------------------------------

TOTAL LIABILITIES                                   2,904,954               1,210,300              (599,400)              3,515,854
                                               -------------------------------------------------------------------------------------

PREFERRED SHAREHOLDERS' EQUITY:
 Series B convertible preferred  stock                    469                       -                     -                     469
 Paid-in capital                                    5,681,987                       -                     -               5,681,987
                                               -------------------------------------------------------------------------------------

TOTAL PREFERRED SHAREHOLDERS'
 EQUITY                                             5,682,456                       -                     -               5,682,456
                                               -------------------------------------------------------------------------------------

COMMON SHAREHOLDERS' EQUITY (DEFICIENCY):
 Common stock and paid-in capital                  55,376,660                  37,500               (37,500) (1)         56,626,660
                                                                                                  1,250,000  (1)
 Accumulated other comprehensive loss                (102,536)                      -                     -                (102,536)


 Notes receivable - related parties                (1,106,612)               (599,400)              599,400  (3)         (1,106,612)


 (Accumulated deficit) retained earnings          (40,984,961)                 40,300               (40,300) (1)        (40,984,961)
                                               -------------------------------------------------------------------------------------

TOTAL COMMON SHAREHOLDERS'
  EQUITY (DEFICIENCY)                              13,182,551                (521,600)            1,771,600              14,432,551
                                               -------------------------------------------------------------------------------------

TOTAL LIABILITIES, PREFERRED AND COMMON
  SHAREHOLDERS' EQUITY
   (DEFICIENCY)                                  $ 21,769,961            $    688,700           $ 1,172,200            $ 23,630,861
                                               =====================================================================================

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                                                  SEMOTUS SOLUTIONS, INC.
                                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                               Historical
                                               ------------------------------------------
                                                   Semotus                    ADA
                                                          For the year ended
                                                  March 31,                December 31,
                                                    2001                      2000              Adjustments             Pro Forma
                                               -------------------------------------------------------------------------------------

REVENUES                                        $   5,547,963            $  2,072,400           $         -          $    7,620,363
COST OF REVENUES                                    4,096,085               1,095,100                     -               5,191,185
                                               -------------------------------------------------------------------------------------


GROSS PROFIT                                        1,451,878                 977,300                     -               2,429,178

OPERATING EXPENSES:
 Research and development                           1,325,745                 202,700                     -               1,528,445
 Sales and marketing                                4,709,105                       -                     -               4,709,105
 General and administrative                         7,766,182                 723,600               234,440 (2)           8,724,222
                                               -------------------------------------------------------------------------------------


TOTAL OPERATING EXPENSES                           13,801,032                 926,300               234,440              14,961,772
                                               -------------------------------------------------------------------------------------


LOSS FROM OPERATIONS                              (12,349,154)                 51,000              (234,440)            (12,532,594)


OTHER INCOME (EXPENSE):
 Net interest income (expense)                        639,993                 (10,300)                    -                 629,693
 Other income                                         415,780                       -                     -                 415,780
                                               -------------------------------------------------------------------------------------


TOTAL OTHER INCOME, net                             1,055,773                 (10,300)                    -               1,045,473
                                               -------------------------------------------------------------------------------------


NET LOSS                                          (11,293,381)                 40,700              (234,440)            (11,487,121)


OTHER COMPREHENSIVE LOSS                              (21,136)                      -                     -                 (21,136)
                                               -------------------------------------------------------------------------------------


COMPREHENSIVE LOSS                              $ (11,314,517)           $     40,700           $  (234,440)         $  (11,508,257)
                                               =====================================================================================


BASIC AND DILUTED LOSS PER
 SHARE                                          $       (0.74)                                                       $        (0.74)


BASIC AND DILUTED
 WEIGHTED-AVERAGE
 COMMON SHARES OUTSTANDING                         15,199,895                                                            15,449,895
                                               ===============                                                      ================


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                         NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(A)  BASIS OF PRESENTATION

Reference is made to the introduction to the unaudited pro forma condensed financial information.

(B)  PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed balance sheet are as follows:

     (1) To reflect the acquisition of ADA and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of ADA are as follows:

              Components of purchase price:

                 Semotus common stock     (a)                250,000  shares
                 Value of common stock    (b)             $     5.00  per share
                                                          ----------
                 Total purchase price                     $1,250,000

                 ADA shareholders' equity (c)                 77,800
                                                          ----------

                 Excess of cost of net assets acquired    $1,172,200

          (a) Excludes contingent purchase consideration of up to 750,000 shares that may be issued should revenue targets be met, as well as up to 1,000,000 shares which may be issued if by the end of the third year after the acquisition, the Semotus common stock price has not reached $5.00.

          (b) This represents the stock price at which no additional shares will be issued, in accordance with EITF 97-15, "Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination."

          (c) The fair value of assets acquired and liabilities assumed approximates their book value.

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

     (2) To record the amortization of excess of cost over fair value of net assets acquired over the estimated benefit period of five years.

     (3) To record the removal of ADA's liability for the note payable relating to the purchase by the President of the Company of the remaining 50% of the Company's outstanding common stock.

(C)  PRO FORMA LOSS PER SHARE

The reconciliation of the common shares used in the calculation of pro forma basic and diluted loss per share is as follows:


Semotus basic and diluted weighted average shares outstanding      15,199,895
Shares issued in the ADA acquisition                                  250,000
                                                                   ----------
Pro forma basic and diluted weighted average
     common shares outstanding                                     15,449,895

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         SEMOTUS SOLUTIONS, INC.

     Date:   July 30, 2001               By: /s/ Anthony N. LaPine
                                         Anthony N. LaPine,
                                         President and Chief Executive Officer